EXHIBIT 23.2

[Morgan & Company letterhead]

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the amended Registration Statement of Anticus International Corporation on Form SB-2 of our Auditors’ Report, dated April 7, 2003, on the balance sheet of Anticus International Corporation as at March 31, 2003, and the related statement of loss, cash flows, and stockholders’ equity for the period from inception on May 1, 2002 to March 31, 2003.

In addition, we consent to the reference to us under the heading “Interests Of Named Experts And Counsel” in the Registration Statement.

/s/ Morgan & Company

“Morgan & Company”

Chartered Accountants

Vancouver, Canada

April 11, 2003